EXHIBIT 3.2(a)

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ADDUS HOMECARE CORPORATION

Under Section 242 of the Delaware General Corporation Law

Addus HomeCare Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that:

1.     The name of the Corporation is Addus HomeCare Corporation.

2.     The Certificate of Incorporation of the Corporation was originally filed under the name Addus Holding Corporation with the Secretary of State of the State of Delaware on the 27th day of July, 2006. The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on the 19th day of September, 2006. A Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on the 10th day of July, 2009.

3.     The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting Section 3(a)(ii) of the Fourth Article thereof and replacing it with the following:

“Dividends on the shares of Series A Convertible Preferred Stock (when, as and if declared by the Board, out of funds legally available therefor), shall be payable in cash, pursuant to a promissory note issued by the Corporation, or by a combination thereof, in the sole discretion of the holder of such shares of Series A Convertible Preferred Stock, in each case, on each Series A Dividend Date.”

4.     The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting Section 7(b) of the Fourth Article thereof and replacing it with the following:

“All accrued and unpaid dividends on the shares being converted pursuant to this Section 7 shall be paid in cash, pursuant to a promissory note issued by the Corporation, or by a combination thereof, in the sole discretion of the holder of such shares of Series A Convertible Preferred Stock in each case, on the Conversion Date (as defined below).”

5.     The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting Section 7(c) of the Fourth Article thereof and replacing it with the following:

“Any holder of shares of Series A Convertible Preferred Stock may exercise the conversion right pursuant to subsection (a) above by delivering to the Corporation the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or as otherwise specified in such written notice (the “Conversion Date”). As promptly as practicable after the effective date, the Corporation shall issue and deliver to the holder at its address on the books of record of the Corporation or, upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and an amount in cash, a promissory note (which promissory note may be combined with any promissory note issued in payment of accrued dividends), or a combination thereof, in the sole discretion of the holder, in respect of any fractional interest in a share of Common Stock as provided in subsection (d) below. The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such Person shall be deemed to have become a holder of record of such Common Stock on the next succeeding date on which the transfer books are open, but the Series A Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of the Series A Convertible Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of such Series A Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered.”

6.     The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting Section 7(d) of the Fourth Article thereof and replacing it with the following:

“Upon conversion, the Corporation will not issue fractional shares of its Common Stock. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon the conversion of the shares of Series A Convertible Preferred Stock, the Corporation shall pay to the holder of the Series A Convertible Preferred Stock being so converted an adjustment in cash, a promissory note (which promissory note may be combined with any promissory note issued in payment of accrued dividends), or a combination thereof, in the sole discretion of the holder, in respect of such fractional interest in an amount equal to the then fair market value, as determined in good faith by the Board, of a share of Common Stock multiplied by such fractional interest.”

7.     The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting Section 7(e)(v) of the Fourth Article thereof and replacing it with the following:

“In any case in which the provisions of this subsection (e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series A Convertible Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (ii) paying to such holder any amount in lieu of a fractional share of capital stock pursuant to subsection (d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such amount in lieu of a fraction share of capital stock.”

8.     The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting Section 8(b) of the Fourth Article thereof and replacing it with the following:

“As promptly as practicable after the satisfaction of the condition set forth in Section 8(a) and the delivery to the Corporation of the certificate or certificates for the shares of Series A Convertible Preferred Stock which have been converted, duly endorsed or assigned in blank to the Corporation (if required by it), the Corporation shall issue and deliver to or upon the written order of each holder of Series A Convertible Preferred Stock, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the date of such occurrence and on such date the shares of Series A Convertible Preferred Stock shall cease to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.”

9.     The Restated Certificate of Incorporation of the Corporation is hereby further amended by adding a new Section 8(c) to the Fourth Article thereof to read in its entirety as follows:

“All accrued and unpaid dividends on the shares converted pursuant to this Section 8 shall be paid in cash, pursuant to a promissory note issued by the Corporation, or by a combination thereof, in the sole discretion of the holder of such shares, in each case, promptly following the consummation of a QIPO. The provisions of Section 7(d) shall apply to any conversion pursuant to this Section 8.”

10.     The Restated Certificate of Incorporation of the Corporation is hereby further amended by adding a new Section 10 to the Fourth Article thereof to read in its entirety as follows:

“10.     Promissory Notes.

The terms of any promissory note issued pursuant to Section 3(a)(ii), 7(b), 7(c) or 8(c) of this Article IV shall be negotiated in good faith by the Corporation and the applicable Series A Holder; provided, that no Series A Holder shall be required to accept a promissory note in lieu of cash without its consent.”

11.     The amendment to the Restated Certificate of Incorporation of the Corporation contained herein has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned authorized officer has caused this Certificate of Amendment to be executed this 22nd day of September, 2009.

ADDUS HOMECARE CORPORATION

By:	/s/ Mark S. Heaney

Name: Mark S. Heaney
Title: President

[Signature Page for Addus HomeCare Corporation Certificate of Amendment to Restated Certificate of Incorporation]